Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Envoy Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, $0.0001 par value per share	457(c)	35,373,026	(2)	$1.32	(3)	$46,692,394	0.00014760	$6,892
Fees to be Paid	Equity	Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $10.46 per share	457(g)	3,874,394		$10.46	(4)	$-	0.00014760	$-	(5)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$46,692,394		$6,892
	Total Fees Previously Paid
	Total Fees Offsets
	Net Fee Due							$46,692,394		$6,892

(1)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Capitalized terms used herein have the meanings set forth in the Registration Statement on Form S-1 with which this Filing Fee Table is filed as Exhibit 107.

(2)	Consists of (i) up to 14,166,666 shares of Class A Common Stock issuable upon the exercise of 14,166,666 Public Warrants, (ii) up to 3,913,043 shares of Class A Common Stock issuable upon the conversion of 4,500,000 shares of Series A Preferred Stock, (iii) up to 3,874,394 shares of Class A Common Stock issuable upon the exercise of 3,874,394 Shortfall Warrants and (iv) 13,418,923 outstanding shares of Class A Common Stock.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.32, which is the average of the high and low prices of the Class A Common Stock on January 12, 2024 on Nasdaq.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price applicable to shares of Class A Common Stock issuable upon the exercise of the Shortfall Warrants.

(5)	In accordance with Rule 457(g), the entire registration fee for the Shortfall Warrants is allocated to the shares of Class A Common Stock underlying the Shortfall Warrants, and no separate fee is payable for the Shortfall Warrants.